Exhibit 5.3

[Letterhead of Ballard Spahr LLP]

March 20, 2015

Teleflex Incorporated

550 E. Swedesford Road

Suite 400

Wayne, PA 19087

Re:    Registration Statement on Form S-4

Ladies and Gentlemen:

We are issuing this opinion letter in our capacity as Utah counsel to Wolfe-Tory Medical, Inc., a Utah corporation (the “Utah Guarantor”), in connection with the Utah Guarantor’s proposed guarantee, along with certain other guarantors under the Indenture (as defined below), of $250,000,000 in aggregate principal amount of 5.25% Senior Notes due 2024 (the “Exchange Notes”). The Exchange Notes are to be issued by Teleflex Incorporated, a Delaware corporation (the “Issuer”), in connection with an exchange offer to be made pursuant to a Registration Statement on Form S-4 (such Registration Statement, as supplemented or amended, is hereinafter referred to as the “Registration Statement”), to be filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The obligations of the Issuer under the Exchange Notes will be guaranteed by the Utah Guarantor and certain other guarantors (the “Exchange Guarantees”). The Exchange Notes and the Exchange Guarantees are to be issued pursuant to the Indenture, dated as of May 21, 2014 (as may be amended or supplemented from time to time, the “Indenture”), among the Issuer, the guarantors named therein and Wells Fargo Bank, N.A., as trustee (the “Trustee”).

In our capacity as Utah counsel, we have examined copies of executed originals or of counterparts of the following documents, each dated the date hereof, unless otherwise noted:

(a) the Registration Statement;

(b) the Indenture (including the Exchange Guarantees set forth therein);

(c) the Utah Guarantor’s Articles of Incorporation and By-laws, each as amended to date, certified as of the date hereof to us by an officer of the Utah Guarantor (collectively, the “Utah Guarantor Charter Documents”);

Teleflex Incorporated

March 20, 2015

(d) a copy of the good standing certificate issued by the Secretary of State of the State of Utah dated March 16, 2015 (the “Subsistence Certificate”); and

(e) the resolutions of the board of directors of the Utah Guarantor with respect to the filing of the Registration Statement and the issuance of the Utah Guarantor’s Exchange Guarantee.

The opinion given in paragraph 1 below is based solely upon the Subsistence Certificate.

We have reviewed such other documents and made such examinations of law as we have deemed appropriate to give the opinions set forth below. We have relied, without independent verification, on certificates of public officials, and, as to matters of fact material to our opinion also without independent verification, on representations made in the Indenture and certificates and other inquiries of officers of the Utah Guarantor.

We have assumed the legal capacity and competence of natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified, conformed, photostatic, electronic or facsimile copies, and the completeness of all documents reviewed by us.

Based upon the foregoing and subject to the assumptions, exceptions, limitations and qualifications set forth herein, we are of the opinion that:

1. The Utah Guarantor is a corporation validly existing and in good standing under the law of the State of Utah.

2. The Indenture (including the Exchange Guarantees set forth therein) has been duly authorized, executed and delivered by the Utah Guarantor.

3. The execution, delivery and performance by the Utah Guarantor of the Indenture (including the Exchange Guarantees set forth therein) does not violate the Utah Guarantor Charter Documents or the law of the State of Utah.

We express no opinion as to the law of any jurisdiction other than the State of Utah and the federal law of the United States.

This opinion is limited to the matters expressly stated herein. No implied opinion may be inferred to extend this opinion beyond the matters expressly stated herein. We do not undertake to advise you or anyone else of any changes in the opinions expressed herein resulting from changes in law, changes in facts or any other matters that hereafter might occur or be brought to our attention.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.3 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Ballard Spahr LLP

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